UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2020

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Harout Semerjian as Chief Executive Officer, President and Director

On May 27, 2020, Harout Semerjian, the Chief Executive Officer, President and member of the Board of Directors (the “Board”) of Immunomedics, Inc., a Delaware corporation (the “Company”), resigned from such capacities, effective immediately. Mr. Semerjian also withdrew as a director nominee for election at the Company’s Annual Meeting of Stockholders to be held on June 18, 2020 (the “Annual Meeting”). The Board accepted Mr. Semerjian’s resignation and withdrawal as a director nominee, and reduced the size of the Board from eight members to seven members. Mr. Semerjian’s resignation is not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

Other than Mr. Semerjian, the nominees named in the Company’s Definitive Proxy Statement dated April 27, 2020 (the “Proxy”) will stand for election at the Annual Meeting. Notwithstanding Mr. Semerjian’s resignation and withdrawal as a director nominee, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instructions to vote for all the Board’s nominees will be voted only for the seven remaining nominees named in the Proxy.

In connection with Mr. Semerjian’s resignation, on May 27, 2020 (the “Effective Date”), the Company and Mr. Semerjian entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Semerjian will receive, provided that Mr. Semerjian does not otherwise revoke the Separation Agreement, (i) cash payments totaling $1,067,828, (ii) continued health coverage for 18 months, (iii) a release from the post-employment non-competition provisions set forth in Mr. Semerjian’s employment agreement with the Company, and (iv) senior executive-level outplacement services for six (6) months after the Effective Date. Mr. Semerjian also released the Company from any and all claims with respect to all matters arising out of or related to Mr. Semerjian’s employment by the Company and his resignation.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On May 27, 2020, the Company issued a press release announcing Mr. Semerjian’s resignation as well as other business updates. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1+	Separation Agreement, dated May 27, 2020, by and between Immunomedics, Inc. and Harout Semerjian.
99.1	Press Release of Immunomedics, Inc., dated May 27, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+ Certain identified information has been excluded from this exhibit in accordance with Regulation S-K Item 601(a)(6)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer